UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

LANDMARK LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-08755	77-0024129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On April 13, 2007, Landmark Land Company, Inc. (“Landmark”) entered into a definitive agreement with Dixie South Texas Holdings, Ltd. (“Dixie”) to purchase approximately 1,400 acres adjacent to Landmark’s South Padre Island Golf Club development in Laguna Vista, Texas, for a cash price of $4,500,000 (the “Agreement”). The Agreement provides that Landmark will have a 90-day due diligence period within which to study the property, with a closing 30 days thereafter contingent upon Landmark’s acceptance of the due diligence results. The property to be purchased consists of approximately 700 developable acres which are currently under option to Landmark, as well as approximately 800 adjacent acres, a portion of which consists of wetlands and other environmentally sensitive acreage.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

99 - Press release issued by Landmark Land Company, Inc. on April 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: April 17, 2007	By:	/s/ GERALD G. BARTON
Gerald G. Barton
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press release issued by Landmark Land Company, Inc. on April 17, 2007